UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2014

Ally Financial Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 17, 2014, Ally Financial Inc. held its annual meeting of stockholders. The results of voting related to matters brought before stockholders are shown below.

Proposal 1 – Election of Directors

	For	Withhold	Broker Non-Votes
Franklin W. Hobbs	371,771,222	5,314,582	16,246,847
Robert T. Blakely	371,688,577	5,397,227	16,246,847
Mayree C. Clark	371,843,178	5,242,626	16,246,847
Stephen A. Feinberg	300,658,575	76,427,229	16,246,847
Kim S. Fennebresque	370,580,542	6,505,262	16,246,847
Gerald Greenwald	371,276,494	5,809,310	16,246,847
Marjorie Magner	371,792,666	5,293,138	16,246,847
Mathew Pendo	371,844,819	5,240,985	16,246,847
John J. Stack	371,843,086	5,242,718	16,246,847
Michael A. Carpenter	371,844,866	5,240,938	16,246,847

Proposal 2 – Advisory Vote to Approve Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Regarding an advisory vote to approve executive compensation, stockholders approved by vote the compensation of the Company’s executive officers as shown.	366,920,442	1,084,882	9,080,480	16,246,847

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

	For	Against	Abstain
The earlier appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was approved by the vote of stockholders as shown.	386,842,526	249,884	6,240,241

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: July 18, 2014	By:	/s/ David J. DeBrunner
Name: David J. DeBrunner
Title: Vice President, Chief Accounting Officer and Controller